UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  August 2, 2012

INTEGRATED FREIGHT CORPORATION
 (Exact name of registrant as specified in its charter)

Florida	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#478, 8374 Market Street, Bradenton, Florida 34202-5137
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-320-0789
_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

(a)  On August 2, 2012, our board of directors approved a two-year consulting agreement with Fuselier and Co., Inc., renewable for one year, to advise us on a corporate turnaround strategy. The compensation arrangement gives Fuselier the right to earn up to 13,330,000 shares of our common stock in 2012 and ten million shares thereafter annually through the term of the agreement.  Under the terms of the consulting agreement, management of the two currently operating subsidiaries have full decision-making authority and operational control until such time as the personal guaranties by their respective management of their respective equipment financing are eliminated, which we have an obligation to accomplish as quickly as may be reasonable.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

T. Mark Morris, one of our directors, has resigned effective August 2, 2012.  Mr. Morris will continue in his position with our wholly owned subsidiary, Morris Transportation, Inc.

Monte W. Smith, one of our directors, has resigned effective August 2, 2012.  Mr. Smith will continue in his position with our wholly owned subsidiary, Smith Systems Transportation, Inc.

(c)  David Fuselier has been elected as a director and chairman and been appointed to fill the vacancy in the position of chief executive officer, on a part-time basis.  Mr. Fuselier is fifty-two years old.  We expect Mr. Fuselier to devote a substantial portion of his working time to our business and affairs.  For the last fifteen years, Mr. Fuselier has been the principal of Fuselier and Co., a private merchant banking firm engaged in corporate turnarounds.  He is chairman and chief executive officer on a part-time basis of New Leaf Brands, Inc., a publicly traded company, beginning February 15, 2012.  He is a graduate of Louisiana State University (MSJ) and Louisiana College (BA).

We have entered into a five-year employment agreement with Mr. Fuselier, which provides an initial annual base salary of $150,000 with five percent annual increases and an annual bonus award  based on the achievement of established financial goals as set forth annually by the Board.  Our Board will research and establish an executive option pool, under which Mr. Fuselier will be a number of options to be determined to purchase shares of our common stock at an exercise price equal to the current market price (as defined) on the date of grant.  The options will vest twenty percent on the date of grant and twenty percent on each subsequent anniversary date.

We have entered into a mutual termination of employment and release Matthew Veal as our chief financial officer and simultaneously entered into a consulting agreement with Mr. Veal pursuant to which he will provide services as our chief financial officer.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)  The following exhibit is furnished with this report on Form 8-K.

Exhibit No.	Description
10.1	Engagement Agreement for Consulting Services with Fuselier and Co., Inc.
10.2	Employment Agreement with David Fuselier

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED FREIGHT CORPORATION

/s/ David Fuselier
David Fuselier
Chief Executive Officer

August 10, 2012